Exhibit 10.1
1991 INDEPENDENT DIRECTORS’ STOCK OPTION PLAN, AS AMENDED
     1. Purpose and Persons Covered. The purpose of the 1991 Independent Directors’ Stock Option Plan, as amended, of Osteotech, Inc. is to provide compensation to Independent Directors for joining and serving on the Board.
     2. Definitions.
(a)	“Affiliate” shall have the meaning set forth in Rule 405 under the Securities Act of 1933.

(b)	“Board” shall mean the Board of Directors of the Company.

(c)	“Change of Control” shall mean:
(i)	a “Board Change” which, for purposes of this Agreement, shall have occurred if a majority of the seats (not counting vacant seats) on the Board were to be occupied by individuals who were neither (A) nominated by a majority of the Incumbent Directors nor (B) appointed by directors who were originally nominated by a majority of the Incumbent Directors. An “Incumbent Director” is a member of the Board who has been either (A) nominated by a majority of the directors of the Company then in office or (B) appointed by directors who were nominated by a majority of the directors of the Company then in office, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

(1)	The Osteotech, Inc. 1991 Independent Directors’ Stock Option Plan, as amended, was amended by the Board on October 22, 1992 and such amendment was approved by the Stockholders on June 24, 1993; further amendments not requiring Stockholder approval were approved by the Board on October 28, 1993; and further amendments were adopted by the Board on January 25, 1996 and approved by the Stockholders on June 6, 1996.

(ii)	the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a majority of the then outstanding voting securities of the Company (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change of Control: (A) any acquisition by the Company, (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (C) any public offering or private placement by the Company of its voting securities; or

(iii)	a merger or consolidation of the Company with another entity that prior to the merger or consolidation was not a subsidiary of the Company, where the Company shall not be the surviving entity (a “Non-Surviving Merger”); or

(iv)	a merger or consolidation of the Company with another entity that prior to the merger or consolidation was not a subsidiary of the Company where the Company shall be the surviving entity, but which results in the acquisition by a Person of a majority of the Outstanding Company Voting Securities; or

(v)	a voluntary or involuntary liquidation of the Company (a “Liquidation”); or

(vi)	a sale or disposition by the Company of at least 80% of its assets in a single transaction or a series of transactions (other than a sale or disposition of assets to a subsidiary of the Company in a transaction not otherwise involving a Change of Control of the Company or a change in control (as defined herein with respect to the Company) of such subsidiary).
(d)	“Code” shall mean the Internal Revenue Code of 1986, as amended.

(e)	“Common Stock” shall mean the $.01 par value Common Stock of the Company.

(f)	“Company” shall mean Osteotech, Inc., a Delaware corporation.

(g)	“Disability” shall mean the condition of a member of the Board who is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, all within the meaning of Section 105(d)(4) of the Code.

(h)	“Exercise Price” shall mean the price per Share of Common Stock at which an Option may be exercised.

(i)	“Fair Market Value” of a Share of Common Stock as of a specified date shall mean the closing price of a Share on the principal securities exchange on which such Shares are traded on the day immediately preceding the date as of which Fair Market Value is being determined, or on the next preceding date on which such Shares are traded if no Shares were traded on such immediately preceding day, or if the Shares are not traded on a securities exchange, Fair Market Value shall be deemed to be the average of the high bid and low asked prices of the Shares in the over-the-counter market on the day immediately preceding the date as of which Fair Market Value is being determined or on the next preceding date on which such high bid and low asked prices were recorded. If the Shares are not publicly traded, Fair Market Value shall be determined by a nationally-recognized investment banking firm retained by the Board.

(j)	“Independent Directors” shall mean members of the Board who are not officers and/or employees of the Company.

(k)	“Option” shall mean a stock option granted pursuant to the Plan, which option shall not be an Incentive Stock Option described in Code Section 422(A)(b).

(l)	“Optionee” shall mean a person to whom an Option has been granted.

(m)	“Plan” shall mean this Osteotech, Inc. 1991 Independent Directors’ Stock Option Plan, as amended.

(n)	“Purchase Price” shall mean the Exercise Price multiplied by the number of whole Shares with respect to which an Option is exercised.

(o)	“Share” shall mean one share of Common Stock.
     3. Effective Date. This Plan was approved by the Board effective September 13, 1991 (the “Effective Date”).
     4. Grant of Options.
(a)	Initial Grant. On the date each Independent Director is elected to the Board such Independent Director shall be granted 10,000 Options.

(b)	Subsequent Grants. Upon each annual re-election of each Independent Director to the Board by the Stockholders of the Company, such Independent Director shall be granted 7,500 Options, provided such Independent Director has served continuously on the Board during the preceding year, and further provided that such Independent Director’s initial election to the Board did not occur within six months prior to such annual re-election. Upon an Independent Director’s initial election as Chairman of the Board, such Independent Director shall receive a one-time grant of 100,000 Options, in lieu of the grants described in the preceding sentence and in Paragraph 4(a) above.

(c)	Elections not to receive. Notwithstanding the foregoing, an Independent Director may irrevocably elect not to receive Options which he would otherwise receive pursuant to subsections (a) or (b) hereof by delivering written notice to the Board at least six (6) months in advance of the date such Options would otherwise be granted; provided that such Independent Director may receive nothing of value in lieu of such grant.

     5. Stock. The stock subject to Options granted under the Plan shall be Shares of authorized but unissued or reacquired Common Stock. The aggregate number of Shares which may be issued under Options exercised under this Plan shall not exceed 500,000. The number of Shares subject to Options outstanding under the Plan at any time may not exceed the number of Shares remaining available for issuance under the Plan. In the event that any Option outstanding under the Plan expires for any reason or is terminated, the Shares allocable to the unexercised portion of such Option may again be subjected to an Option under the Plan.
     The limitations established by this Section 5 shall be subject to adjustment upon the occurrence of the events specified and in the manner provided in Section 8 hereof.
     6. Terms and Conditions of Options. Options granted pursuant to the Plan shall be evidenced by written agreements in the form attached hereto as Exhibit A which agreements shall comply with and be subject to the following terms and conditions:
(a)	Date of Grant. Each Option shall specify its effective date (the “date of grant”), which shall be the date the Option is granted in accordance with Section 4 hereof.

(b)	Number of Shares. Each Option shall state the number of Shares to which it pertains as specified by Section 4 hereof and shall provide for the adjustment thereof in accordance with the provisions of Section 8 hereof.

(c)	Exercise Price. Each Option shall state the Exercise Price, which price shall be the greater of: (i) the par value or (ii) the Fair Market Value, of the Shares to which the Option relates on the date of grant.

(d)	Exercise of Options and Medium and Time of Payment. To exercise an Option, the Optionee shall give written notice to the Company specifying the number of Shares to be purchased and accompanied by payment in cash or by certified check of the full Purchase Price therefor, provided, however, that, with respect to any option granted on or subsequent to July 1, 1997, an Optionee may, in lieu of the payment of the Purchase Price in cash or by certified check, surrender to the Company as payment of the Purchase Price of the Option, that number of Shares of Common Stock issuable upon exercise of the Option, with an aggregate Fair Market Value equivalent to the aggregate Purchase Price of the Option being exercised. No Shares shall be issued until full payment therefor has been made in accordance herewith.

(e)	Term and Exercise of Options; Nontransferability of Options.
(i)	Options granted prior to July 1, 1997. Options are not exercisable for a period of one (1) year following the date of grant. The Options shall thereafter be exercisable as follows: 25% of the Options will become exercisable on the first anniversary of the date of grant; 25% of the Options will become exercisable on the second anniversary of the date of grant; 25% of the Options will become exercisable on the third anniversary of the date of grant; and the remaining 25% of the Options will become exercisable on the fourth anniversary of the date the Options become exercisable. The Options shall expire and no longer be exercisable as of 5:00 p.m. local time at the location of the Company’s principal executive offices (“local time”) on the fifth anniversary of the date the Options become exercisable. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee and shall not be assignable or transferable. In the event of the Optionee’s death, no Option shall be transferable by the Optionee otherwise than by will or by the laws of descent and distribution.
(ii)	Options granted on or subsequent to July 1, 1997. Options vest and become exercisable in their entirety one (1) year following the date of grant. The Options shall expire and no longer be exercisable as of 5:00 p.m. local time at the location of the Company’s principal executive offices (“local time”) on the tenth anniversary of the date of grant. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee and shall not be assignable or transferable. In the event of the Optionee’s death, no Option shall be transferable by the Optionee otherwise than by will or by the laws of descent and distribution.
(f)	Effect of Change of Control on Options.
(i)	Options granted prior to July 1, 1997. Subject to any required action by the stockholders of the Company, if the Company shall be the surviving corporation in any merger or consolidation, each outstanding Option shall pertain and apply to the securities to which a holder of the number of Shares subject to the Option would have been entitled in such merger or consolidation. A dissolution or Liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation shall cause each outstanding Option to terminate, unless the agreement of merger or consolidation shall otherwise provide, provided that each Optionee shall, in such event, have the right immediately prior to such dissolution or Liquidation, or merger or consolidation in which the Company is not the surviving corporation, if a period of one (1) year from the date of the grant of the Option shall have elapsed, to exercise the Option, in whole or in part, whether or not the Optionee’s right to exercise such Option has otherwise accrued pursuant to Section 6(e) of the Plan.

(ii)	Options granted on or subsequent to July 1, 1997. Subject to any required action by the stockholders of the Company, if the Company shall be the surviving corporation in any merger or consolidation, each outstanding Option shall pertain and apply to the securities to which a holder of the number of Shares subject to the Option would have been entitled in such merger or consolidation. Notwithstanding anything to the contrary contained in the Option certificates or this Plan, the Options, whether or not vested or earned at the time of any Change of Control, shall immediately vest and become exercisable in accordance with their terms effective upon a Change of Control, provided however that, in the case of a Non-Surviving Merger or Liquidation, (A) such Options shall vest and become exercisable in their entirety immediately prior to the effectiveness of such Non-Surviving Merger or Liquidation, (B) such Optionee shall be given the opportunity to exercise the Options prior to the effectiveness of such Non-Surviving Merger or Liquidation and (C) such Options shall terminate in their entirety to the extent not previously exercised upon the effectiveness of such Non-Surviving Merger or Liquidation.
(g)	Termination.
(i)	Options granted prior to July 1, 1997. Notwithstanding anything to the contrary contained herein the Options shall expire and no longer be exercisable as of 5:00 p.m. local time on (i) the day the Independent Director is removed from the Board for cause in accordance with the Company’s certificate of incorporation and by-laws and the Delaware General Corporation Law; (ii) the ninetieth (90th) day after the Independent Director (A) voluntarily resigns from the Board (except as a result of the Disability of such Independent Director), (B) is removed from the Board without cause in accordance with the Company’s certificate of incorporation and by-laws and the Delaware General Corporation Law or (C) loses an election to the Board; or the (iii) first anniversary of the date the Independent Director leaves the Board due to his or her death or Disability.

(ii)	Options granted on or subsequent to July 1, 1997. Notwithstanding anything to the contrary contained herein the Options shall expire and no longer be exercisable as of 5:00 p.m. local time on (i) the day the Independent Director is removed from the Board for cause in accordance with the Company’s certificate of incorporation and by-laws and the Delaware General Corporation Law, or, (ii) in the event that the Independent Director (A) voluntarily resigns from the Board, (B) is removed from the Board without cause in accordance with the Company’s certificate of incorporation and by-laws and the Delaware General Corporation Law, (C) loses an election to the Board or (D) leaves the Board due to his or her death or Disability, the Option shall be exercisable for the lesser of the term remaining for exercise of the Option or five (5) years after the original date the Independent Director ceases to be a member of the Board.
(h)	Rights as a Stockholder. An Optionee or a transferee of a deceased Optionee shall have no rights as a stockholder with respect to any Shares covered by his or her Option until the date of the issuance of a stock certificate for such Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 8 hereof.
     7. Term of Plan. Options may be granted pursuant to the Plan until 5:00 p.m. local time on September 12, 2001.

     8. Recapitalization. Subject to any required action by the stockholders, the number of Shares covered by this Plan as provided in Section 5, the number of Shares covered by each outstanding Option, and the Exercise Price thereof shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding Shares resulting from a subdivision or consolidation of Shares, stock split, or the payment of a stock dividend.
     In the event of a change in the Common Stock as presently constituted, which is limited to a change of all of the Company’s authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be Shares of Common Stock within the meaning of the Plan.
     Except as hereinbefore expressly provided in Section 6 or this Section 8, the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, stock split, or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, Liquidation, merger, or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to the Option.
     The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.
     9. Securities Law Requirements. No Shares shall be issued upon the exercise of any Option unless and until the Company has determined that: (i) it and the Optionee have taken all actions required to register the Shares under the Securities Act of 1933 or perfect an exemption from the registration requirements thereof; (ii) any applicable listing requirement of any stock exchange on which the Common Stock are listed has been satisfied; and (iii) any other applicable provision of state or Federal law has been satisfied.
     10. Amendment of the Plan. The Board may, insofar as permitted by law, from time to time, with respect to any Shares at the time not subject to Options, suspend or discontinue the Plan or revise or amend it in any respect whatsoever except that (i) the provisions of Section 4 of the Plan may not be amended more than once every six (6) months and (ii) without the approval of the stockholders of the Company, no such revision or amendment shall:
(a)	Increase the number of Shares subject to the Plan:

(b)	Materially modify the requirements as to eligibility for participation in the Plan;

(c)	Materially increase the benefits accruing to participants under the Plan; or

(d)	Amend this Section 10 to defeat its purpose.
     11. Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to the exercise of an Option will be used for general corporate purposes.

     12. No Obligation to Exercise Option. The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.
     13. Withholding. Whenever Shares are to be delivered upon exercise of an Option, the Company shall be entitled to require as a condition of delivery that the Optionee remit to the Company an amount sufficient to satisfy the Company’s federal, state and local withholding tax obligations with respect to the exercise of the Option.
     14. Governing Law. The provisions of this Plan shall be governed and construed in accordance with the laws of the State of New Jersey.
     15. Stockholder Approval. The Plan, and all Options granted hereunder from the Effective Date through the date the Company’s stockholders approve the Plan, shall be subject to approval and ratification by the Company’s stockholders. The Plan shall be submitted to the Company’s stockholders at the next annual meeting thereof held after the Effective Date.